Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vigil Neuroscience, Inc. of our report dated October 8, 2021, except for the effects of the reverse stock split discussed in Note 15 to the consolidated financial statements, as to which the date is January 3, 2022, relating to the financial statements of Vigil Neuroscience, Inc., which appears in Vigil Neuroscience, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-261230).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 10, 2022